UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 18, 2023

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)
(770) 500-3910
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per value	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On April 18, 2023, Femasys Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser identified in the Purchase Agreement (the “Purchaser”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 1,318,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,878,722 shares (the “Pre-Funded Warrant Shares”) of Common Stock in a registered direct offering (the “Registered Offering”), and (iii) a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offering”) of warrants (the “Common Warrants”) to purchase up to 3,196,722 shares of Common Stock (the “Common Warrant Shares” and together with the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Common Warrants, the “Securities”). The offering price per Share and associated Common Warrant is $1.22 and the offering price per Pre-Funded Warrant and associated Common Warrant is $1.2199.

The Company has also agreed to issue to H.C. Wainwright & Co., LLC (the “Placement Agent”) (or its permitted assignees) placement agent warrants (the “Placement Agent Warrants”) to purchase up to 191,803 shares of Common Stock, at an exercise price of $1.525 per share of Common Stock. The Placement Agent Warrants are immediately exercisable and have a term of five years from the commencement of the sales pursuant to the Offerings.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants are immediately exerciseable, have an exercise price per share of $1.095 and have a term of five and one-half years from the date of issuance.

The Offering is expected to result in gross proceeds to the Company of approximately $3.9 million. The net proceeds to the Company from the offering are expected to be approximately $3.4 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Pursuant to the Purchase Agreement, the Company has agreed that (i) it will not conduct any issuances of Common Stock for a period of forty-five (45) days and that (ii) it will not enter into a variable rate transaction, in each case for a period of one (1) year following the closing of the offering, subject to certain exceptions as set forth in the Purchase Agreement.

Pursuant to an agreement with the Placement Agent, the Placement Agent agreed to serve as the exclusive placement agent for the Offering. As compensation for such placement agent services and in addition to the Placement Agent Warrants, the Company has agreed to pay the Placement Agent a total cash fee equal to 7.5% of the aggregate gross proceeds of the Offering, a management fee equal to 1.0% of the aggregate gross proceeds of the Offering, a non-accountable expense allowance of $75,000 and clearing fees of $15,950.

The Registered Offering is being made pursuant to a Registration Statement (File No. 333-266001) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on on July 1, 2022, and was declared effective on July 12, 2022, and the related prospectus contained therein, dated July 1, 2022 (the “Base Prospectus”), and the prospectus supplement, dated April 18, 2023 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”).

The form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Common Warrant and the form of Placement Agent Warrant are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the form of Purchase Agreement, form of Pre-Funded Warrant, form of Common Warrant and form of Placement Agent Warrant are qualified in their entirety by reference to such exhibits.

Item. 3.02. Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 – Other Events.

The Company issued a press release announcing the Registered Direct Offering on April 19, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective April 18, 2023, the Company suspended its “at-the-market” sales program pursuant to that certain prospectus supplement dated July 12, 2022 and equity distribution agreement, dated July 1, 2022 (“Equity Distribution Agreement”) and terminated the continuous offering under such prospectus. The Company will not make any sales of its Common Stock pursuant to the Equity Distribution Agreement unless and until a new prospectus supplement is filed with the Securities and Exchange Commission; however, the Equity Distribution Agreement remains in full force and effect.

 Item 9.01 – Exhibits.

(d) Exhibits:

The following exhibits are filed as part of this report

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Dechert LLP
10.1	Form of Securities Purchase Agreement dated April 18, 2023, between Femasys Inc. and the purchaser
23.1	Consent of Dechert LLP (included in Exhibit 5.1)
99.1	Press Release dated April 19, 2023
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys, Inc.

Date: April 20, 2023	By:	/s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick
Title: Chief Executive Officer